EXHIBIT 16.2

                  (Ham, Langston & Brezina, L.L.P. Letterhead)



April  9,  2001

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

RE:     Unicorp,  Inc.
        Commission  File  Number  2-273389

Gentlemen:

We agree with the statements made by the above Registrant with respect to Ham, Langston & Brezina, L.L.P. in Item 4 of its Current Report on Form 8-K dated April 2, 2001.


/S/  Ham,  Langston  &  Brezina,  L.L.P.

Ham,  Langston  &  Brezina,  L.L.P.
Certified  Public  Accountants


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